                                                                     Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                 VISTA.COM, INC.

____  ___, 2005
Warrant No. W-___

     1. Number of Shares Subject to Warrant. FOR VALUE RECEIVED, on and after the date of this Warrant, and subject to the terms and conditions herein set forth, ______________________________________________________, and its assigns
(the "HOLDER"), is entitled to purchase from Vista.com, Inc., a Washington corporation (the "COMPANY"), at any time before the Termination Date (as defined in Section 7 below), at an exercise price per share equal to $____ (the "WARRANT PRICE"), ______ shares of Common Stock of the Company (the "WARRANT STOCK") upon exercise of this Warrant pursuant to Section 5 hereof or conversion of this Warrant pursuant to Section 6 hereof. The Warrant Price and number of shares of Warrant Stock are subject to adjustment in accordance with Section 2.

     2. Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with the following provisions:

          a. Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of Warrant Stock or shall issue a dividend in the form of securities with respect to the shares of Warrant Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of shares of Warrant Stock purchasable immediately prior to such subdivision or issuance of dividend shall be proportionately increased, and in case the Company shall at any time combine the outstanding shares of Warrant Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Stock purchasable immediately prior to such combination shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          b. Reclassification, Exchange, Substitution or Other Distribution. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the Warrant Stock issuable upon exercise of this Warrant or upon the payment of a dividend in securities or property other than shares of Warrant Stock, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.b shall similarly apply to successive reclassifications, exchanges, substitutions or other events and successive dividends.

          c. Corporate Transaction. In case of: (i) any merger, share exchange or consolidation of the Company, if following such merger, share exchange or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation; (ii) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary; or (iii) approval by the holders of the Warrant Stock of any plan or proposal for the liquidation or dissolution of the Company (each, a "CORPORATE TRANSACTION"), the Company shall deliver to Holder written notice of any proposed Corporation Transaction at least ten (10) days prior to the effective date thereof.

          d. Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

     3. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle Holder to any of the rights of a shareholder of the Company. Upon the exercise or conversion of this Warrant, Holder hereby agrees, if requested by the Company, to execute and deliver a counterpart signature page to, and otherwise agrees to become bound by, any shareholder agreement then currently in effect.

     4. Representations of the Company and Reservation of Stock. This Warrant has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. All shares of Warrant Stock that may be issued upon the exercise or conversion of this Warrant shall, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. On and after the date of this Warrant, the Company will reserve from its authorized and unissued shares of Warrant Stock a sufficient number of shares to provide for the issuance of the maximum amount of Warrant Stock issuable upon the exercise or conversion of this Warrant.

Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

     5. Exercise of Warrant. This Warrant may be exercised in full or any portion hereof at any time after the date hereof and prior to the Termination Date for the number of shares of Warrant Stock for which this Warrant is then exercisable, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the number of shares of Warrant Stock to be purchased and accompanied by payment in full of the Warrant Price in cash or by check with respect to such shares of Warrant Stock. This Warrant or any portion hereof shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, but in any event within ten (10) business days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. The Company will report any "spread" on the exercise of this Warrant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

     6. Conversion. In lieu of exercising this Warrant or any portion hereof, Holder hereof shall have the right to convert this Warrant or any portion hereof into Warrant Stock by executing and delivering to the Company at its principal office the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 2 and 3, specifying the portion of this Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Stock to be issued to Holder upon such conversion shall be computed using the following formula:

                                X = (P)(Y)(A-B)/A

     Where     X = the number of shares of Warrant Stock to be issued to Holder for the portion of this Warrant being converted.

               P = the portion of this Warrant being converted expressed as a decimal fraction.

               Y = the  total number of shares of Warrant Stock issuable upon exercise of this Warrant in full.

               A = the fair market value of one share of Warrant Stock, which shall mean (i) the fair market value of the Company's common stock issuable upon conversion of such share as of the last business day immediately prior to the date the notice of conversion is received by the Company, as determined in good faith by the Company's Board of Directors, or (ii) if this Warrant is being converted in conjunction with a public offering of stock, the price to the public per share pursuant to the offering.

               B = the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If this Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of this Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

     7. Termination. This Warrant shall terminate on the "TERMINATION DATE," which shall mean the earlier to occur of:

          a. The closing of a Corporate Transaction; or

          b. April 14, 2007.

     c. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing and in the form and manner specified below, and shall be addressed to the party to be notified as follows:

          If to the Company: Vista.com, Inc.
                             8440 154th Avenue NE
                             Redmond, WA 98052
                             Attention: John Wall
                             Facsimile: (425) 497-0409

                             With a copy to:

                             DLA Piper Rudnick Gray Cary US LLP
                             701 Fifth Avenue, Suite 7000
                             Seattle, WA 98104-7044
                             Attention: John M. Steel
               If to Holder: ______________________________

                             ______________________________

                             ______________________________

                             Attention: ___________________

                             Facsimile: ___________________

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, or (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail. Notice given in any other manner described herein shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice. "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banks in Seattle, Washington are required to be closed.

     8. Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Warrant Stock subject to the same terms and conditions set forth therein.

     9. Accredited Investor. In connection with the receipt by Holder of this Warrant, and any shares of Warrant Stock acquired in connection with the exercise hereof, Holder hereby represents to the Company that such securities are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such securities within the meaning of the Securities Act of 1933, as amended (the "ACT"), or any applicable state securities laws. By such representation, Holder means that it intends to hold such securities for investment for its own account, and that it does not have any present intention of disposing of all or any part of such shares at any particular future time or upon the occurrence of any particular or presently foreseeable event. Holder understands that these securities will not be transferable merely upon the occurrence of a change in its personal circumstances. Holder understands that neither this Warrant nor the securities issued upon exercise of this Warrant will be registered under the Act, or any applicable state securities laws, by reason of a specific exemption under the provisions of such laws, which depends upon its intent. The undersigned hereby represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

     10. Transfer of Warrant; Successors and Assigns. This Warrant may be transferred or assigned by Holder hereof in whole or in part, provided that (i) the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and the securities law applicable with respect to any other applicable jurisdiction, and (ii) the Company, in its sole discretion, consents to such assignment or transfer. Notwithstanding the foregoing, Holder may transfer this Warrant, in whole or in part, without compliance with such restrictions to an affiliate of Holder. For purposes of this Warrant,

"affiliate" shall be deemed to include with respect to a holder (i) which is a partnership or limited liability company, its partners, members, shareholders, former partners, former members or an affiliated entity managed by the same manager or managing partner or management company, or managed or owned by an entity controlling, controlled by, or under common control with, such member or manager or managing partner or management company, or (ii) which is an individual, his or her spouse or lineal descendant or antecedent, or a trust or trusts for the exclusive benefit of Holder or Holder spouse or lineal descendant or antecedent, in each such case in connection with bona fide estate planning purposes. Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

     11. Lock-Up. By accepting this Warrant, Holder and its assigns hereby agree that, in connection with an initial public offering and upon request of the Company or one or more of the underwriters managing any underwritten offering of the Company's securities, it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting and confirming the foregoing as may be requested by the underwriters at the time of the initial public offering. To enforce the agreement in this Section 11, the Company may impose stop-transfer instructions to its transfer agent with respect to securities held by the undersigned until the end of such period.

     12. Miscellaneous. The parties agree that this Warrant, and any disputes arising hereunder, will be governed by and construed in accordance with the laws of the state of Washington, without giving effect to any conflict of laws principle to the contrary. The parties agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in King County, Washington, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Washington is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the State of Washington. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and Holder of this Warrant. Holder hereby agrees to indemnify the Company against and to hold the Company harmless from any and all liabilities, claims, losses, costs and expenses (including, without limitation, counsel fees and disbursements) that may be asserted against the Company or incurred by it in the event that any representation or agreement made herein shall be untrue or shall be breached.

     IN WITNESS WHEREOF, the duly authorized officer of the Company executes this Warrant effective as of the date first written above.

                                        VISTA.COM, INC.


                                        By:
                                            ------------------------------------
                                            John R. Wall
                                            Chief Executive Officer


AGREED:

[NAME]

By:
    ---------------------------------
Title:
       ------------------------------

                                  Attachment 1

                               NOTICE OF EXERCISE

TO: VISTA.COM, INC.

     1. The undersigned hereby elects to purchase ______________ shares of the Warrant Stock of Vista.com, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below.

                       ----------------------------------
                                     (Name)

                       ----------------------------------
                                    (Address)

------------------------------          ----------------------------------------
(Date)                                  (Name of Warrant Holder)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                  Attachment 2

                       INVESTMENT REPRESENTATION STATEMENT

                            Shares of the Securities
                     (as defined in the attached Warrant) of
                                 VISTA.COM, INC.

     In connection with the purchase of the above-listed securities, the undersigned hereby represents to Vista.com, Inc. (the "COMPANY") as follows:

          a. The securities to be received upon the exercise of the Warrant (the "SECURITIES") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

          b. The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "ACT"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4 (2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein. The undersigned hereby represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

          c. The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws. The undersigned agrees that an appropriate restrictive legend shall be placed on the certificates issued in connection with this exercise, referring to or stating explicitly the following restrictions on transfer to which the undersigned hereby agrees:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED ONLY ON ONE OF THE FOLLOWING CONDITIONS: (A) THE SECURITIES HAVE BEEN MADE SUBJECT TO EFFECTIVE REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS; (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR SUCH LAWS; OR (C) THE

     SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE SECURITIES REGULATORY AGENCY HAVE ISSUED IN RESPECT TO SUCH TRANSFER A "NO ACTION" LETTER OR EQUIVALENT INTERPRETIVE OPINION."

          d. The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary, and has had all questions which have been asked by it satisfactorily answered by the Company.

          e. The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:
       -----------------------

                                        ----------------------------------------
                                                 (Typed or Printed Name)


                                        By:
                                            ------------------------------------
                                                        (Signature)

                                        Title:
                                               ---------------------------------

                                  Attachment 3

                              NOTICE OF CONVERSION

TO: VISTA.COM, INC.

     1. The undersigned hereby elects to acquire ________________ shares of the Warrant Stock of Vista.com, Inc., pursuant to the terms of the attached Warrant, by conversion of _____________ percent (________%) of the Warrant.

     2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                       ----------------------------------
                                     (Name)

                       ----------------------------------
                                    (Address)

------------------------------          ----------------------------------------
(Date)                                  (Name of Warrant Holder)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------